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                                       GUARANTY

TO: The Sumitomo Bank, Limited.

In regard to any and all obligations the Principal may at present or in future owe to your Bank, the Guarantor hereby agrees, with the full understanding of the terms and conditions of the Agreement on the Bank Transactions, which the Principal has executed and delivered to your Bank, as well as the terms and conditions hereinafter set forth, that the Guarantor shall be jointly and severally liable with the Principal for the performance of all obligations.

ARTICLE 1.    The liability of the Guarantor shall not exceed at any one time
              the sum of yen 500,000,000 (Y                  )

ARTICLE 2. The Guarantor shall not object to your Bank's changing or releasing any collateral or other guarantees at your Bank's sole option.

ARTICLE 3. The Guarantor shall not offset the liability of the Guarantor against the deposits or other credits of the Principal with your Bank.

ARTICLE 4. If and when the Guarantor shall have performed any obligations hereunder, the Guarantor shall not exercise any rights obtained from your Bank by subrogation without the prior approval of your Bank so long as transactions between your Bank and the Principal continue. Upon your Bank's demand, the Guarantor shall assign such rights and priority to your Bank without compensation.

ARTICLE 5.    (1)  In case the Guarantor has given any other guarantee in regard to the Principal's transactions with your Bank, such other guarantee shall not be affected by this guarantee contract, and in case the Guarantor has given any other guarantee with the provision of a certain maximum amount the maximum amount of this guarantee shall be added to such other guarantee.
              (2) In case the Guarantor gives any other guarantee in future in regard to the Principal's transactions with your Bank, the Guarantor shall agree to your Bank's handling the matter mutandis in the manner set forth in the preceding Paragraph.

Dated this 7 day of June Nineteen Hundred and 1996

                        The Principal: Signature:
                                       Full Name:
                                       Address  :
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Revenue
 Stamp

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                        The Guarantor: Signature: /s/ John P. Root,
                                                  treasurer for
                                       Full Name: Novellus Systems, Inc.
                                       Address  : 3970 North First Street
                                                  San Jose, CA 95134 USA


The Liability of Guarantor shall be released on or after____________________ If any dispute arises in the interpretation of the terms or provisions herein stated, it shall be decided by the Japanese text, of which this is a translation.